Exhibit 99.1

Independent Auditors' Report

To the Member of
Portfolio A Financing (Fund III), LLC:

Opinion

We have audited the financial statements of Portfolio A Financing (Fund III), LLC (the Company), which comprise the statement of assets, liabilities and member’s capital, including the schedule of investments, as of December 31, 2021, and the related statements of operations, changes in member's capital, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations, changes in its member's capital, and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP

New York, New York
April 29, 2022

PORTFOLIO A FINANCING (FUND III), LLC
(a Delaware Limited Liability Company)
STATEMENT OF ASSETS, LIABILITIES AND MEMBER’S CAPITAL
December 31, 2021

ASSETS
Investments in private operating companies, at fair value (cost of $72,695,797)	$105,748,337
Cash and cash equivalents	874,901
TOTAL ASSETS	$106,623,238

LIABILITIES AND MEMBER'S CAPITAL
Liabilities
Accrued professional fees	$30,000
Due to affiliates	3,650
Unrealized depreciation on derivative contracts	3,479,342
Notes payable, net (Note 9)	36,014,493
TOTAL LIABILITIES	39,527,485

Member's capital	67,095,753

TOTAL LIABILITIES AND MEMBER'S CAPITAL	$106,623,238

The accompanying notes are an integral part of these financial statements.

PORTFOLIO A FINANCING (FUND III), LLC
(a Delaware Limited Liability Company)
SCHEDULE OF INVESTMENTS
December 31, 2021

Investments	Cost	Fair Value	Percentage of Member's Capital *
Investments in private operating companies, at fair value
Solar Energy - United States (100%)
TGC III Bobcat Holdco, LLC *	$6,180,972	$11,211,112	16.71%
TGC Fund III Dix Solar Holdco, LLC *	19,272,844	28,898,158	43.07
TGC Fund III Westmont Holdco, LLC *	27,197,480	35,367,834	52.71
USPS LA Solar Holdco, LLC *	20,044,501	30,271,233	45.12
Total Investments, at fair value	$72,695,797	$105,748,337	157.61%

Unrealized Depreciation on Derivative Contracts
United States (100%)
Interest rate swaps	—	$(3,479,342)	5.19%

*100% owned by the Company

The accompanying notes are an integral part of these financial statements.

PORTFOLIO A FINANCING (FUND III), LLC
(a Delaware Limited Liability Company)
STATEMENT OF OPERATIONS
Year Ended December 31, 2021

Income:
Interest income	$400
Total income	400

Expenses:
Interest expense	1,716,265
Amortization of deferred financing fees	347,371
Professional fees	30,000
Other	37,500
Total expenses	2,131,136

Net investment income / (loss)	(2,130,736)

Net change in unrealized gain/(loss) from derivatives	2,236,519
Net change in unrealized gain on investments in private operating companies	5,025,633
Net unrealized gain on investments	7,262,152

Net increase in member's capital resulting from operations	$5,131,416

The accompanying notes are an integral part of these financial statements.

PORTFOLIO A FINANCING (FUND III), LLC
(a Delaware Limited Liability Company)
STATEMENT OF CHANGES IN MEMBER’S CAPITAL
Year Ended December 31, 2021

	Member	Total
Member's Capital, December 31, 2020	$64,878,593	$64,878,593
Capital contributions	27,300	27,300
Capital distributions	(2,941,556)	(2,941,556)
Net increase in member's capital resulting from operations	5,131,416	5,131,416
Member's Capital, December 31, 2021	$67,095,753	$67,095,753

The accompanying notes are an integral part of these financial statements.

PORTFOLIO A FINANCING (FUND III), LLC
(a Delaware Limited Liability Company)
STATEMENT OF CASH FLOWS
Year Ended December 31, 2021

Cash flows from operating activities:
Net increase in member's capital resulting from operations	$5,131,416
Adjustments to reconcile net increase in member's capital resulting from operations to net cash provided by operating activities:
Funding for costs of private operating companies	(300)
Return of cash from private operating companies	8,076,041
Net change in unrealized gain on investments in private operating companies	(5,025,633)
Net change in unrealized loss on derivatives	(2,236,519)
Increase in accrued professional fees	3,000
Amortization of deferred financing fees	347,371
Net cash provided by operating activities	6,295,376

Cash flows from financing activities:
Principal repayment of notes payable	(4,383,555)
Capital contributions	27,300
Capital distributions	(2,941,556)
Net cash used by financing activities	(7,297,811)

Net decrease in cash and cash equivalents	(1,002,435)

Cash and cash equivalents
Beginning of year, December 31, 2020	1,877,336
End of year, December 31, 2021	$874,901

Supplemental disclosure of cash flow activity
Interest paid on Notes Payable	$1,716,265

The accompanying notes are an integral part of these financial statements.

PORTFOLIO A FINANCING (FUND III), LLC
(a Delaware Limited Liability Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2021

Note 1 - Nature of Business

Portfolio A Financing (Fund III), LLC (the “Company”) was organized as a Delaware Liability Company pursuant to a Limited Liability Agreement effective September 28, 2018 (the “LLC Agreement””) pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the “Act”). The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member, (ii) at any time where there are no members of the Company unless the Company is continued in accordance with the Act or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

The manager of the Company is True Green Capital Management LLC (the "Manager"), which is responsible for investing and reinvesting the assets of the Company. The sole member of the Company is Portfolio A Financing Pledgor (Fund III), LLC (the “Member”). Effective February 18, 2020, the sole member of the Member is Revolving Loan Facility (Fund III) Borrower, LLC, whose sole member is True Green Capital Fund III, L.P.

The principal purpose of the Company is to maximize capital appreciation by engaging in all activities and transactions as the Manager may deem necessary or advisable in connection therewith. The Company’s objective is to generate stable, risk-adjusted returns for investors by constructing a portfolio of high-quality, low-cost solar energy assets that will deliver consistent yields and capital appreciation.

Capitalized terms are as defined in the LLC Agreement unless otherwise defined herein.

Note 2 - Summary of Significant Accounting Policies

The accompanying financial statements have been presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and follows the accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 946. All amounts are stated in U.S. dollars.

Use of Estimates
The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting year. Actual results could differ from those estimates.

Cash and Cash Equivalents
Cash and cash equivalents include cash, short-term, highly liquid investments with maturities of 90 days or less from their original purchase date, and investment in certain money market funds. At times, these balances may exceed federally insured limits, and this potentially subjects the Company to concentration of credit risk. The Company has not experienced losses in such accounts. On December 31, 2021, the Company had $874,901 of cash held at KeyBank National Association.

Valuation of Investments in Private Operating Companies
The Company’s portfolio investments are carried at fair value as determined by the Manager, based on discounted cash flow models using market inputs, or by reference to values provided by the Manager.

The Company is under no compulsion to dispose of its portfolio investments, which are made with the expectation of a substantial holding period; therefore, the estimated values, as determined above, may not reflect amounts that could be realized upon immediate sale, or amounts that ultimately may be realized.

Investment Transactions

Investment transactions are recorded on the respective transaction date of closing dates. Investment transactions, which are subject to certain contractual terms and conditions, are reflected in the Company’s financial statements when such terms and conditions have been satisfied.

Realized gains and losses are calculated based upon the difference between proceeds and cost basis determined using the specific-identification method. Unrealized gains and losses resulting from recording investments at fair value are included in the statement of operations. Interest income and expense is recognized on the accrual basis of accounting.

Income from Investments in Private Operating Companies
Distributions received or receivable from private operating companies are evaluated by the Manager to determine if the distribution is income or a return of capital. Generally, income is not recorded unless the Manager has declared the distribution, there is cash available to make the distribution and there are accumulated earnings in excess of the amount recorded as income. Distributions classified as a return of capital are a reduction in the cost basis of the investment.

Derivative Contracts
The Company records derivative contracts at fair value. Changes in the fair value of derivative contracts are recorded as unrealized gains and losses on the statement of operations. The Company records a realized gain or loss on the expiration, termination, or settlement of a derivative contract. The Company uses derivatives to manage its interest rate exposures.

The Company does not enter into derivative transactions for trading purposes. Under Financial Accounting Standards Board Account Standards Codification (FASB ASC) 815, Derivatives and Hedging, the Company recognizes all derivatives as either assets or liabilities on the statement of assets, liabilities and member’s capital and measures those instruments at fair value. Changes in fair value of derivatives are recognized as unrealized gain or loss on the statement of operations.

Income Taxes
The Company is not subject to federal or state income taxes and no provision for federal or state income taxes is made in the statement of assets, liabilities, and member’s capital. The operating results of the Company are included in the members income tax return. The Company evaluates the uncertainties of tax positions taken or expected to be taken based on the probability of whether it is more likely than not the positions will be sustained upon audit by applicable tax authorities, based on technical merit for open tax years.

The Company’s policy, if necessary, is to account for interest and penalties related to uncertain tax positions as a component of the income tax provision. The Company assessed its tax position for open federal and local tax years of 2018 through 2021. The Company does not have any uncertain tax positions to be recognized or disclosed as of December 31, 2021.

Allocation of Profits and Losses
The Company’s profits and losses are allocated in a manner such that the Member’s capital account would be distributed as described in Note 4, assuming dissolution of the Company.

Fee income
Fee income is recognized in the period when earned.

Deferred financing fees
Deferred financing fees are amortized over the life of the Note and are netted against the Notes payable as shown on the statement of Assets, Liabilities, and Member’s Capital.

Note 3 - Investments in private operating companies, at fair value

Investments in private operating companies are through LLC interests in the companies. Either the transaction price (excluding transaction costs), or the total construction cost is typically the Company’s best estimate of fair value at the time of acquisition or completion of construction. At each subsequent measurement date, the Manager determines the valuation of each investment per section 5.5 of the Company Agreement and records adjustments as necessary to reflect the expected exit value of the investment under current market conditions. Ongoing reviews by the Manager are based on an assessment of the type of investment, the stage in the lifecycle of the private operating company, and of trends in the performance and credit profile of each private operating company as of the measurement date.

When observable inputs are not available for the Company’s investments, the fair value at the measurement date is determined using the income approach or the market approach. The income approach measures the present value of anticipated future economic benefits (i.e., net cash flows). The estimated net cash flows are forecast over the expected remaining economic life and discounted to present value using a discount rate commensurate with the level of risk associated with the expected cash flows. The market approach consists of utilizing observable market data (e.g., current trading and/or acquisitions multiples) of comparable companies and applying the data to key financial metrics of the portfolio company. The comparability (as measured by size, growth profile, and geographic concentration, amount other factors) of the identified set of comparable companies to the portfolio company is considered in the application of the market approach.

In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, the Company discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1	Valuation based on inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2	Valuation based on inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active.
Level 3	Valuation based on inputs that are unobservable and significant to the overall fair value measurement.

Interest rate swaps are valued using quoted prices on commonly quoted intervals, as received from the swap counterparty, Keybank National Association. KeyBank provides a mid-market mark for all outstanding swap transactions, whose market inputs can generally be verified and does not involve significant management judgement.

	Level 1	Level 2	Level 3	Total
Private operating companies	$—	$—	$105,748,337	$105,748,337
Interest rate swaps	—	(3,479,342)	—	(3,479,342)
Investments at fair value - December 31, 2021	$—	$(3,479,342)	$105,748,337	$102,268,995

There were no transfers between levels during the year ended December 31, 2021.

The following table presents changes in assets classifies in Level 3 to the fair value hierarchy during the year ended December 31, 2021 attributable to the following:

Partnership LLC interests
Funding for operating costs of private operating companies	300
Return of cash from private operating companies	(8,076,041)
Transfers into Level 3	—
Transfers out of Level 3	—

The following table summarizes the quantitative information about Level 3 fair value measurements of investments as of December 31, 2021. The table below is not intended to be all-inclusive, but instead summarizes the significant unobservable inputs relevant to the determination of Level 3 fair values.

Fair value at December 31, 2021	Valuation Technique	Unobservable Inputs	Range	Weighted Average
$105,748,337	Discounted Cash Flow	Discount Rate	5.2% to 7.7%	6.07%

The Company utilizes interest rate swap agreements to hedge interest rate risk on variable rate debt. The Company had the following interest rate swap agreements at December 31, 2021. During the period, the notional principal decreased by $2,731,547 according to the contractual KeyBank N.A. hedging requirements, which are based on the current size and remaining tenor of the Note.

Primary underlying risk	Notional Principal	Fixed Rate	Derivative Liability	Change in Unrealized Loss
Interest rate
Interest rate swaps	$55,020,265	2.95% to 3.22%	$(3,479,342)	$2,236,519

Notional principal amount at December 31, 2021 is representative of volume held throughout the year with maturities ranging from December 31, 2025 to March 31, 2037. The Company is the payor of the fixed rate and receiver on the floating rate, which is the 3 month LIBOR rate.

Note 4 - Partner’s Capital

During the year $27,300 was invested in the Company and $2,941,556 was returned to the Member. All the Company’s profits and losses are allocated solely to the Member.

Note 5 - Risks and Uncertainties

An investment in the Company involves significant risks, including liquidity risk, non-diversification risk and economic risk that should be carefully considered prior to investing and such investment should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment.

Liquidity Risk
Transfer of the Member’s interest is subject to significant restrictions. Because of these restrictions and the absence of a public market, the member may be unable to liquidate its investment even though the personal financial circumstances of the Member would make liquidation advisable or desirable.

The Member’s interest will not be readily acceptable as collateral for loans and is not permitted to be pledged as collateral for loans. Moreover, even if the Member were able to dispose of its Membership interest, adverse tax consequences could result.

LIBOR Risk
The London Interbank Offered Rate (“LIBOR”) may be eliminated or downgraded in quality in the near future. On March 5, 2021, LIBOR’s regulator, the Financial Conduct Authority, and administrator, ICE Benchmark Administration, Limited, announced that the publication of the one-week and two-month USD LIBOR maturities and non-USD LIBOR maturities will cease immediately after December 31, 2021, with the remaining USD LIBOR maturities ceasing immediately after June 30, 2023. It is expected that a number of banks currently reporting information used to set LIBOR will stop doing so when their reporting commitments end. This will either end the publication of LIBOR immediately or degrade its quality such that it would no longer be a relevant metric to the Company. Change in LIBOR could affect the interest rates of the Company’s LIBOR based revolving credit facility and derivatives. If LIBOR is no longer available, the Company will pursue alternative interest rate calculations in its LIBOR based revolving credit facility and derivatives. However, if no alternative can be determined, the LIBOR rate component will no longer be used in determining the rates.

Non-diversification Risk
The Company concentrates its investments in one industry. The Company may be subject to greater investment risk as companies engaged in similar businesses are more likely to be similarly affected by any adverse market conditions and other adverse industry-specific factors.

Economic Risk
The Company’s investments expose partners to a range of potential economic risks that could have an adverse effect on the Company. These may include, but are not limited to, declines in economic growth, inflation, deflation, taxation, governmental restrictions, and/or adverse regulation.

Covid-19 Risk
Certain impacts from the COVID-19 outbreak may have a significant negative impact on the Company’s operations and performance. These circumstances may continue for an extended period of time, and may have an adverse impact on economic and market conditions. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries, and individual companies, are not known. The extent of the impact to the financial performance and the operations of the Company will depend on future developments, which are highly uncertain and cannot be predicted.

Note 6 - Indemnifications

In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties that provide indemnifications under certain circumstances. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of future obligation under these indemnifications to be remote.

Note 7 - Financial Highlights

Financial highlights for the year ended December 31, 2021 are presented below. The financial highlights are calculated for the Member.

Net investment loss ratio (1)	(3.23)%
Expense ratio (1)	3.23.%
IRR through December 31, 2020 (2)	19.94%
IRR through December 31, 2021 (3)	12.56%

(1)	The net investment loss and expense ratios are computed using weighted average Member's capital for the year.
(2)	The IRR is presented for the Member only and was computed based on the actual dates that capital contributions were made and capital balance at December 31, 2020
(3)	The IRR is presented for the Member only and was computed based on the actual dates that capital contributions were made and capital balance at December 31, 2021

Note 8 - Related Party Transactions

There were no related party transactions during the year.

Note 9 - Notes Payable

On December 7, 2018, the Company entered into a term loan agreement (the “Term Loan”) with KeyBank National Association N.A., with a seven year tenor and interest rate of three month LIBOR plus 150 basis points, which matures on December 7, 2025. On December 7, 2018 the Term Loan was drawn for $40,887,704 related to the TGC Fund III Westmont Holdco, LLC, USPS LA Solar Holdco, LLC and TGC III Bobcat Holdco, LLC project companies. On February 20, 2020, the Term loan was amended and drawn for $6,307,668 related to the TGC Fund III Dix Solar Holdco, LLC and USPS LA Solar Holdco, LLC project companies. The loan is collateralized by the equity of the operating investments listed above. During the year, $4,383,555 of principal and $1,716,265 of interest was paid, as shown on the Statement of Cash Flows. As of December 31, 2021, the Term Loan had a balance of $37,382,088 which is shown net of $1,367,595 of unamortized deferred financing fees on the Statement of Assets, Liabilities, and Member’s Capital.

Legal costs, structuring, and commitment fees associated with the set-up of the Facility totaling $2,332,834 will be amortized over the seven-year tenor of the loan and is netted with the notes payable on the statement of Assets, Liabilities and Member’s Capital. During the year, $347,371 of deferred financing fees were amortized as shown on the Statement of Operations.

Note 10 - Subsequent Events

In preparing these financial statements, the Partnership has evaluated events and transactions for potential recognition and/or disclosure through April 29, 2022, the date the financial statements were available to be issued.

There were no significant subsequent events that require recognition or disclosure.

Independent Auditor’s Report

To the Management of
Portfolio B Companies
Westport, Connecticut

Opinion

We have audited the accompanying combined financial statements of the Portfolio B Companies, which comprise the combined balance sheet as of December 31, 2021, and the related combined statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Portfolio B Companies as of December 31, 2021, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Portfolio B Companies and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Portfolio B Companies’ ability to continue as a going concern within one year after the date that the combined financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio B Companies’ internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Portfolio B Companies’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Mahoney Sabol & Company, LLP

Certified Public Accountants
Glastonbury, Connecticut
April 7, 2023

PORTFOLIO B COMPANIES
COMBINED BALANCE SHEET
December 31, 2021

ASSETS
CURRENT ASSETS:
Cash	$10,962,144
Restricted cash, current	206,949
Accounts receivable, net	4,339,068
Grant and incentives receivable	6,474,280
Contract assets	187,234
Prepaid expenses and other current assets	839,687
Due from related parties, current	1,007,858
TOTAL CURRENT ASSETS	24,017,220

PROPERTY, PLANT AND EQUIPMENT, NET	301,323,874

OTHER ASSETS:
Restricted cash, net	3,197,859
Due from related parties, net	11,267,320
Deposits	659,603
Derivative assets	102,775
15,227,557
$340,568,651

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$584,112
Construction payable	2,656,135
Deferred grant income, current	87,960
Term loan payable, current	8,773,227
Financing obligations, current	255,603
Due to related parties	3,640,199
TOTAL CURRENT LIABILITIES	15,997,236

LONG-TERM LIABILITIES:
Accrued rent	230,594
Term loan payable, net	40,602,479
Financing obligations, net	14,852,043
Deferred grant income, net	1,350,005
Deferred revenue	4,033,641
61,068,762

MEMBERS' EQUITY:
Members' equity	236,724,028
Non-controlling interest	26,778,625
263,502,653
$340,568,651

See notes to combined financial statements.

PORTFOLIO B COMPANIES
COMBINED STATEMENT OF INCOME
Year Ended December 31, 2021

REVENUES	$14,755,239

OPERATING EXPENSES:
General and administrative	1,926,049
Other expenses	6,349,837
Depreciation	15,698,732
23,974,618
LOSS FROM OPERATIONS	(9,219,379)

OTHER INCOME (EXPENSE):
Grant and incentive revenue	16,881,715
Interest expense	(2,503,006)
Change in fair value of derivative contract	1,240,805
15,619,514

NET INCOME	$6,400,135

See notes to combined financial statements.

PORTFOLIO B COMPANIES
COMBINED STATEMENT OF CHANGES IN MEMBERS’ EQUITY
Year Ended December 31, 2021

	Members' Equity	Non-controlling Interest	Total Members' Equity
Members' equity - beginning of year	$155,202,785	$16,693,955	$171,896,740
Contributions	118,863,945	23,539,333	142,403,278
Distributions	(55,602,136)	(1,595,364)	(57,197,500)
Net income (loss)	18,259,434	(11,859,299)	6,400,135
Members' equity - end of year	$236,724,028	$26,778,625	$263,502,653

See notes to combined financial statements.

PORTFOLIO B COMPANIES
COMBINED STATEMENT OF CASH FLOWS
Year Ended December 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,400,135
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,698,732
Amortization of deferred grant income	(87,960)
Amortization of deferred financing fees	425,183
Change in allowance for doubtful accounts	126,000
Loss on sale of solar facilities	140,952
Expenses paid by related parties	785,837
Change in fair value of derivative contract	(1,240,805)
(Increase) decrease in operating assets:
Accounts receivable	(2,198,562)
Contract assets	(57,530)
NYSERDA incentive receivable	(3,734,610)
Prepaid expenses and other current assets	(163,294)
(Increase) decrease in operating liabilities:
Accounts payable and accrued expenses	(3,481,328)
Due to/from related parties	(1,501,370)
Deferred revenue	3,454,426
Accrued rent	128,522
NET CASH PROVIDED BY OPERATING ACTIVITIES	14,694,328

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(45,174,516)
Proceeds from sale of solar facilities	13,597,212
Payment of decommissioning deposits	(34,190)
NET CASH USED IN INVESTING ACTIVITIES	(31,611,494)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of financing fees	(939,601)
Proceeds from term loan payable	21,462,879
Principal payments on term loan payable	(1,988,591)
Proceeds received from sale-leaseback	21,387,837
Principal payments on financing obligation	(6,280,191)
Contributions	45,076,334
Distributions	(57,197,500)
NET CASH PROVIDED BY FINANCING ACTIVITIES	21,521,167

NET INCREASE IN CASH AND RESTRICTED CASH	4,604,001

CASH AND RESTRICTED CASH:
Beginning of period	9,762,951
End of period	14,366,952

See notes to combined financial statements.

PORTFOLIO B COMPANIES
NOTES TO COMBINED FINANCIAL STATEMENTS
Year Ended December 31, 2021

NOTE 1 - NATURE OF BUSINESS:

Business Organization

The combined financial statements include 44 project companies and 2 development companies (the Portfolio B Companies or the Company) that were formed on various dates between 2017 and 2020 to invest in, own and operate commercial solar energy facilities (the Solar Facilities) in a manner that qualifies for the energy credits under Section 48 of the Internal Revenue Code.

The Portfolio B Companies are related through common ownership and management. The combined financial statements include the Portfolio B Companies as well as entities for which the Portfolio B Companies have a controlling financial interest, including those in which the Portfolio B Companies has been determined to be the primary beneficiary of a variable interest entity or otherwise meets certain criteria under the consolidation guidance of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC).

All intercompany balances and transactions have been eliminated.

The majority of the Portfolio B Companies’ ownership each are structured as a partnership flip (the Flip). Pursuant to the general terms of the Flip, the members have agreed to allocate items of income, loss and net operating cash flow as outlined in each individual limited liability company agreement. The income, loss and net operating cash flow flip dates are scheduled to occur at various times, all as defined in each individual limited liability company agreement.

During 2021, upon the completion of the construction of certain solar-facilities, certain of the Portfolio B Companies entered into a Bill of Sale and Master Lease Agreement with 53 TGE Solar Trust (an unrelated third party). Under these agreements, certain of the Portfolio B Companies sold solar facility assets to 53 TGE Solar Trust and then leased the solar facility assets back through a sale-leaseback transaction. The Master Lease Agreement was evaluated as a sale-leaseback transaction; however, based on certain criteria, the Master Lease Agreement did not qualify for sale-leaseback accounting and was accounted for as a financing obligation. Under a failed sale-leaseback transaction, the solar facility assets remain on the combined balance sheet at their historical net book value and are depreciated over their remaining useful lives with a failed sale-leaseback financing obligation recognized for the proceeds received. The Portfolio B Companies do not recognize rent expense related to the leased assets; rather, they have recorded the liability for the failed sale-leaseback obligation and the minimum lease payments are recognized as interest expense (see Note 7).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation:

The combined financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of Estimates:

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the combined financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:

The Company derives and recognizes revenue as follows:

Sale of Electricity:

The Company recognizes revenues from the sale of electricity when generated and probable of receipt, at contract prices, market prices or under long-term power purchase agreements (PPAs) based upon the output delivered at rates specified under the contracts. The Company evaluates its long-term PPAs to determine whether it has leases. In the case of leases, at the inception of the lease or subsequent modification, the Company determines whether the lease is an operating or capital lease based upon its terms and characteristics. Revenue from all PPAs are included in revenues when it becomes probable of receipt.

The Company also earns revenues from the sale of electricity under Solar System Lease and Services Agreements (Revenue Agreements). Income under these agreements are recognized on the straight-line basis over the term of the Revenue Agreements. Payments from purchasers are due to the Company in monthly installments and decrease by varying amounts annually (see Note 11).

All of the Company’s PPA contracts and Revenue Agreements meet the criteria for operating lease accounting.

Sale of Solar Renewable Energy Credits (SRECs):

The Company recognizes revenues from the sale of SRECs at the amount to which it expects to be entitled at a point in time when control is transferred to the customer. The Company has determined that when it has an executed contract, control is transferred when the following conditions are met: a) the Company has a present right to payment for the SREC, b) the risks and rewards of ownership have been transferred to the customer, c) the Company has no additional obligations to fulfill in order to transfer the SREC to the customer, and d) the customer can benefit from and use the SREC. Absent an executed contract, control is transferred when title to the SREC is transferred to the customer. Payment is typically collected from customers within 90 days from transfer to the customer. The Company has determined that its SREC contracts with customers obtain only one performance obligation. Any SREC payments received in advance are recorded as deferred revenue.

Grant and Incentive Revenue:

Grant Income:

The Company accounts for grants by analogy to International Accounting Standards (IAS) 20. As such, grant income is deferred upon receipt and recognized on the straight-line basis over the useful life of the underlying solar facility. During 2018, the Company received $1,759,200 from the Duke Energy Progress South Carolina Rebate Program in connection with the construction of one of its projects located in Sumter County, SC. As of December 31, 2021, deferred grant income totaled $1,437,965, which is included in grants and incentive revenue in the accompanying combined statement of income. For the year ended December 31, 2021, the Company recognized $87,960 as amortization of deferred grant income, which is included in grant and incentive revenue in the accompanying combined statement of income.

Future amortization for each of the years succeeding December 31, 2021 is expected to be
$87,960 per year through 2037 and $30,605 in 2038.

NYSERDA Incentive:

The Company participates in the New York State Energy Research and Development Authority’s (NYSERDA) NY-Sun Initiative Commercial/Industrial Program (the Program). Under the Program, the Company is entitled to receive maximum awards of $45,652,654 (the NYSERDA Incentives) over a three year period calculated at 75% of rates ranging from $0.062/kWh to $0.111/kWh per actual production.

The NYSERDA Incentives are recognized as revenue upon notification of approval by NYSERDA. The Company has recognized incentive revenue totaling $16,793,755 for the year ended December 31, 2021, which is included in grant and incentive revenue in the accompanying combined statement of income. As of December 31, 2021, the Company had not yet received $6,474,280, which is included in grants and incentives receivable in the combined balance sheet. As of December 31, 2021, the maximum remaining award totaled $6,326,746.

Cash:

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2021, the Company did not have any cash equivalents.

Federal Deposit Insurance Corporation (FDIC) coverage is $250,000 per institution. At various times during the year ended December 31, 2021, the cash balances exceeded federal insured limits. At December 31, 2021, cash exceeded federally insured limits by approximately $9,522,000.

Restricted Cash:

At December 31, 2021, the Company had restricted cash of $3,404,808, of which $206,949 will be released during the year ended December 31, 2022 for operating expenses. Of the remaining balance, $697,859 will be released upon expiration of the master lease agreement and $2,500,000 represents a special reserve amount for distributions which will be released at the cash flow flip date of the underlying limited liability company.

FDIC coverage is $250,000 per institution. At various times during the year ended December 31, 2021, the cash balances exceeded federal insured limits. At December 31, 2021, restricted cash exceeded federally insured limits by approximately $2,905,000.

During the year ended December 31, 2021, restricted cash totaling $3,200,014 was released as a result of Tranche B funding for the purchase of one of the entity’s underlying solar facilities.

Accounts Receivable:

The Company extends credit to customers related to the sale of electricity in the normal course of business and records accounts receivable at their net realizable value in the combined balance sheet. Management provides for probable uncollectible receivable amounts through a charge to current earnings and a credit to the allowance for doubtful accounts. Balances that are still outstanding, after management has used reasonable collection efforts, are written off through a charge to the allowance and a credit to accounts receivable. At December, 2021, the allowance for doubtful accounts totaled approximately $226,000.

Grants and Incentives Receivable:

Grants and incentives are created from electricity production of the underlying solar facilities and are stated at the amount the Company expects to collect from various agencies. The Company’s policy for determining when receivables are past due is based on contractual terms. Management considers grants and incentives to be fully collectible. There was no allowance for uncollectible accounts at December 31, 2021.

Contract Assets:

Contract assets represent SRECs generated and committed for sale under contract that have not yet been transferred to the customer. The amounts included in contract assets represent the amount of SREC revenue recognized prior to the transfer of SRECs to the customer.

Property and Equipment:

Property and equipment are carried at cost, net of accumulated depreciation. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in the accompanying combined statement of income. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets, which is 20 years for the Solar Facilities.

Construction in Progress:

All costs related to future Solar Facilities are capitalized as Construction in Progress (CIP) during development and construction. Capitalized costs are reclassified from CIP to property and equipment when the Solar Facilities are placed into service.

Valuation and Recoverability of Long Lived Assets:

The Company periodically evaluates the carrying value of property and equipment, when events and circumstances warrant such a review. The carrying value of property and equipment is considered impaired when its anticipated undiscounted cash flows are less than its carrying value. A loss is then recognized based on the amount by which the carrying value exceeds the fair value of the asset. The Company has not recognized any impairment losses on any of its property and equipment for the year ended December 31, 2021.

Fair Value of Financial Instruments:

The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments as of December 31, 2021 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying combined balance sheet.

Asset Retirement Obligations:

The Company enters into certain agreements to lease property on which to construct and operate certain Solar Facilities. Such agreements may require the Company to decommission its solar energy project equipment and provide for reclamation of the leased property, upon the expiration, termination or cancellation of the lease agreements or cessation of commercial operation of the Solar Facilities. Management has evaluated the significant assumptions and estimates that affect the valuation of the obligation and determined such costs to be insignificant at the respective lease inception dates and each subsequent combined balance sheet date.

Deferred Financing Fees:

Deferred financing fees represent costs incurred in connection with the Company’s financing which totaled $2,604,892 at December 31, 2021. Such costs are amortized into interest expense under the straight-line method over the term of the related debt and are presented as a reduction of the carrying amount of the debt rather than as an asset. Accumulated amortization totaled $758,241 at December 31, 2021. Amortization expense is expected to total approximately $461,700 per year through December 31, 2025.

Derivative Instruments:

In accordance with FASB ASC 815, Derivatives and Hedging, the Company recognizes all derivatives as either assets or liabilities in the combined balance sheet and measures those instruments at fair value. The Company utilizes interest rate swaps to modify interest rate characteristics of certain liabilities to manage its exposure to interest rate fluctuations. The Company has not designated the interest rate swaps as hedges and accordingly changes in the fair value of the interest rate swaps during the period are recognized in the accompanying combined statement of income.

Income Taxes:

No provision for federal income taxes has been made in the combined financial statements because the majority of the underlying entities are limited liability companies taxed as partnerships. Instead, each member is taxed separately on their distributive share of the Company’s federal and state income, whether or not the income is actually distributed.

The Portfolio B Companies file tax returns in the U.S. Federal jurisdiction as well as various states. Federal or state tax returns generally remain open for examination by tax authorities for the prior three years.

The underlying project entities are wholly owned by other entities and are therefore disregarded for federal and state income tax purposes. As such, all income tax attributes of other project entities are passed through to their member to report on the member’s income tax returns.

Leases:

All of the Company’s leases are classified as operating leases and related rentals are charged to expense on a straight-line basis over the lease term.

Commitments and Contingencies:

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Income and Loss Allocations:

Pursuant to certain Operating Agreements, certain of the Portfolio B Companies allocate income and loss using the Hypothetical Liquidation at Book Value method (the HLBV method). Under the HLBV method, the amounts reported as members’ equity on the combined statement of changes in members’ equity represents the amounts certain members and non-controlling interests would hypothetically receive at the combined balance sheet date under the liquidation provisions of the individual Operating Agreements, assuming the net assets of certain of the Portfolio B Companies were liquidated at recorded amounts determined in accordance with U.S. GAAP and distributed to certain members and non-controlling interest.

Concentrations of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and restricted cash, accounts receivable and contract assets. The Company mitigates its risk with respect to cash and restricted cash by maintaining its deposits at high- quality financial institutions and monitoring the credit ratings of those institutions. The credit risk for customer accounts is concentrated because a significant portion of the balances relate to major customers (see Note 3).

The Company’s sole operations are based on the sale of electricity in various regions of California, Colorado, Delaware, Massachusetts, New York, Illinois and South Carolina. As a result, changes in solar conditions in the geographic area or the market rate or demand for electricity could significantly impact future operations of the Company.

NOTE 3 - CONTRACTS WITH CUSTOMERS:

Disaggregation of Revenue:

The following table disaggregates the Company’s revenue for the year ended December 31, 2021:

Revenue from contracts with customers:
Satisfied at a point in time:
Sale of SRECs	$279,808
Other revenue:
Sale of electricity	14,475,431
$14,755,239

Contract Balances:

Contract balances from contract with customers were as follows as of December 31:

	2021	2020
Contract assets	$187,234	$129,704
Accounts receivable	$13,326	$1,888
Deferred revenue	$3,807,166	$—

Major Customers:

Sale of Electricity:

The Company derives approximately 12% of its total revenue from one PPA customer. As of December 31, 2021, approximately 18% of total accounts receivable was due from one customer. The Company has experienced no credit losses to date on its electricity sales and does not anticipate any material credit losses to occur in the future with respect to PPA revenues.

NOTE 4 - PROPERTY AND EQUIPMENT:

The Company’s property and equipment is summarized as follows at December 31, 2021:

Solar Facilities	$323,207,054
Less: accumulated depreciation	(26,713,267)
296,493,787
Construction in progress	4,830,087
$301,323,874

For the year ended December 31, 2021, depreciation expense totaled $15,698,732.

NOTE 5 - TERM LOAN PAYABLE:

On December 27, 2019 and amended on March 5, 2021 and July 28, 2021, the Company entered into a Financing Agreement (the Financing Agreement) with CIT Bank, N.A. (the Lender) to provide term loan financing (the Term Loan) not to exceed $51,444,063, of which $51,222,357 was drawn on as of December 31, 2021. The Term Loan accrues interest at either a base rate or a rate equal to a LIBOR rate, plus the applicable margin, as defined in the Financing Agreement. At December 31, 2021, all borrowings under the Term Loan were LIBOR rate loans (2.61% at December 31, 2021). The Term Loan is scheduled to mature on December 31, 2025 and requires semi-annual principal payments beginning on December 31, 2021 and quarterly interest payments beginning on September 30, 2021. Interest expense for the year ended December 31, 2021 totaled $1,643,503.

The Term Loan contains various financial and non-financial covenants, and is secured by all assets of the Company. At December 31, 2021, the Company was in compliance with all financial and non-financial covenants.

The Financing Agreement also includes a $4,672,135 letter of credit (see Note 10).

Term loan payable is summarized as follows at December 31, 2021:

Term loan balance	$51,222,357
Less: current portion	(8,773,227)
Less: unamortized deferred financing fees	(1,846,651)
$40,602,479

Future expected minimum payments under the Financing Agreement are as follows for each of the years succeeding December 31, 2021:

Amount
2022	$8,773,227
2023	3,594,517
2024	1,260,311
2025	37,594,302
$51,222,357

NOTE 6 - DERIVATIVE INSTRUMENTS:

The Company utilizes interest rate swap agreements to hedge interest rate risk on floating rate debt (see Note 5). The Company had the following Interest Rate Swap Agreements (the Swaps) at December 31, 2021:

Notional Principal	Fixed Rate	Receive Rate	Effective Date	Maturity Date
$12,732,711	0.77%	3 month LIBOR	July 28, 2021	December 31, 2025
$8,130,838	1.92%	3 month LIBOR	December 31, 2025	June 30, 2038
$5,615,899	0.97%	3 month LIBOR	March 05, 2021	December 31, 2025
$7,087,917	2.52%	3 month LIBOR	December 31, 2025	June 30, 2038
$18,048,459	0.41%	3 month LIBOR	July 25, 2020	December 31, 2024
$9,967,424	1.03%	3 month LIBOR	December 31, 2024	September 30, 2037
$16,813,879	1.74%	3 month LIBOR	January 06, 2020	June 30, 2025
$12,012,598	2.10%	3 month LIBOR	June 30, 2025	June 30, 2038

The Company recorded a derivative asset of $102,775 at December 31, 2021.

The Company has not designated the Swaps as hedges; accordingly, the Company recorded a gain of $1,240,805, which represents the change in the fair value of the Swaps for the year ended December 31, 2021.

NOTE 7 - LONG-TERM FINANCING OBLIGATION:

The Company’s Master Lease Agreement with 53 TGE Solar Trust is accounted for as a failed sale-leaseback financing obligation equal to the fair value of the leased solar facility assets. Under the terms of the Master Lease Agreement and based on certain criteria, the Master Lease Agreement did not qualify for sale-leaseback accounting and was accounted for as a financing obligation.

When cash proceeds are exchanged, a failed sale-leaseback financing obligation is equal to the proceeds received for the assets that are sold and leased back. In subsequent periods, a portion of the periodic lease payments under the Master Lease Agreement will be recognized as interest expense with the remainder of the lease payment reducing the failed sale-leaseback financing obligation using the effective interest method. However, the failed sale-leaseback obligations will not be reduced to less than the net book value of the leased solar facilities as of the end of the lease term, which is estimated to be approximately $10,575,000.

The fair value of the assets and the related failed sale-leaseback financing obligations were estimated based on the present value of the estimated future lease payments over the lease term of 10 years using an imputed discount rate of approximately 3.51%. The value of the failed sale-leaseback financing obligations is dependent upon assumptions regarding the amount of the lease payments and the estimated discount rate of the lease payments required by a market participant.

The Master Lease Agreement provides for the lease of certain solar facilities for a term of 10 years commencing on certain project company’s funding dates (as defined) and an interest rate of 3.51%. The Company makes quarterly basic rent payments based on predetermined fixed rates, as described in the Master Lease Agreement. Additionally, the Company is responsible for property taxes and other leasehold costs associated with the solar facilities.

An initial rental payment of $5,968,402 was paid using the proceeds from the sale of the solar facilities. Additional payments totaling $746,047 were paid during the year ended December 31, 2021, for total payments amounting to $6,714,449. Interest expense related to the Master Lease Agreement totaled $434,258 for the year ended December 31, 2021. The net book value of the corresponding solar facility assets totaled $21,056,512 as of December 31, 2021.

As of December 31, 2021, the remaining rental payments due under the term of the Master Lease Agreement total approximately $6,718,000. The future minimum payments related to the Master Lease Obligation with 53 TGE Solar Trust for each of the years succeeding December 31, 2021 are as follows:

Amount
2022	$785,928
2023	776,645
2024	763,663
2025	752,778
2026	741,910
Thereafter	2,897,991
6,718,915
Less amounts representing interest	(4,681,606)
Plus residual values	13,070,337
$15,107,646

NOTE 8 - FAIR VALUE MEASUREMENTS:

FASB ASC 820, Fair Value Measurements and Disclosures, establishes a framework for identifying and measuring fair value. FASB ASC 820 provides a fair value hierarchy, giving the highest priority to quoted prices in active markets, and is expected to be applied to fair value measurements of derivative contracts that are subject to mark to market accounting and other assets and liabilities reported at fair value.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FASB ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and establishes a fair value hierarchy that distinguishes between assumptions based on market data obtained from independent sources and those based on the entity’s own assumptions. The hierarchy prioritizes the inputs to fair value measurements into three levels:

Level 1 – measurements utilize unadjusted quoted prices in active markets for identical assets or liabilities that the entity has the ability to access. These consist primarily of listed equity securities, exchange traded fixed income securities, derivatives, and certain U.S. Treasury securities.

Level 2 – measurements include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and other observable inputs such as interest rates and yield curves that are observable at commonly quoted intervals. These consist primarily of non-exchange traded derivatives such as swaps, forward contracts of options, and most fixed income securities.

Level 3 – measurements use unobservable inputs for assets or liabilities, are based on the best information available, and might include the entity’s own data. In some valuations, the inputs used may fall into different levels of hierarchy. In these cases, the financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. These consist mainly of assets and liabilities valued through an internal modeling process.

The following section describes the valuation methodologies used by the Company to measure different financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each instrument is generally classified. Where appropriate, the description includes the details of the valuation models, the key inputs to those models, and any significant assumptions.

The Company’s interest rate swaps are valued using a mark to market report received from a third party. Market inputs can generally be verified and model selection does not involve significant management judgment. The interest rate swaps are classified as a Level 2 asset and are valued at $102,775 at December 31, 2021 (see Note 6).

Transfers between Levels 1 and 2 generally relate to whether a market becomes active or inactive. Transfers between Levels 2 and 3 generally relate to whether, for various reasons, significant inputs become observable or unobservable. During the year ended December 31, 2021, there were no significant transfers into and out of each level of the fair value hierarchy for assets and liabilities measured at fair value.

NOTE 9 - RELATED PARTY TRANSACTIONS:

Operation and Maintenance Agreements:

Pursuant to the Operation and Maintenance Agreements (the OMAs) between Distributed Asset Solutions LLC (DAS), an affiliate the Portfolio B Companies, and certain project companies, DAS provides basic and any additional maintenance services for the Solar Facilities, expiring at dates through December 2042. The annual fees for the basic services provided by DAS range from $5/kW (DC) to $20/kW (DC) of installed capacity of the Solar Facilities with an annual escalator of 2%. For the year ended December 31, 2021, the Company incurred and paid $1,344,838 of operation and maintenance fees under these agreements.

Future minimum basic operation and maintenance fees under the above agreements are as follows for each of the years succeeding December 31, 2021:

Amount
2022	$1,438,100
2023	1,466,864
2024	1,496,200
2025	1,526,124
2026	1,556,646
Thereafter	24,087,113
$31,571,047

Management Services Agreements:

Pursuant to the Management Services Agreements (the MSAs), various managing members and/or affiliates of the members provides supervision, monitoring and administrative services for various project companies of the Company, expiring at dates through December 2041. The Company’s annual fee for these services range from $2/kW (DC) to $2.50/kW (DC) of installed capacity of the Solar Facilities with an annual escalator ranging from 0.0% to 2.5%. For the year ended December 31, 2021, the Company incurred and paid $281,652 of MSA fees.

Future minimum MSA fees under the above agreements are as follows for each of the years succeeding December 31, 2021:

Amount
2022	$300,022
2023	305,717
2024	311,528
2025	317,455
2026	323,502
Thereafter	4,742,901
$6,301,125

Due from Related Parties:

As of December 31, 2021, the Company was owed $1,007,858 in connection with expenses paid by the Company on behalf of related parties. The Company received the balance prior to December 31, 2022; therefore, the balance is included in current assets in the accompanying combined balance sheet.

As of December 31, 2021, the Company was owed $11,267,320 in connection with costs associated with the construction of solar carports sold in the prior year to a related party. The Company has not received the balance prior to December 31, 2022; therefore, the balance is included in other assets in the accompanying combined balance sheet.

Due to Related Parties:

As of December 31, 2021, the Company had amounts due to related parties totaling $3,640,199 in connection with solar facility costs, expenses and amounts paid by related parties. The Company paid the balance prior to December 31, 2022; therefore, the balance is included in current liabilities in the accompanying combined balance sheet.

NOTE 10 - COMMITMENTS AND CONTINGENCIES:

Site Leases:

Most of the underlying project companies operate the Solar Facilities on leased premises classified as operating leases. Lease expense is recognized on a straight-line basis over the term of the leases ranging from 20 to 30 years expiring at various dates through December 2050. Additionally, the Project Companies are responsible for the property taxes and other leasehold costs associated with the Solar Facilities. Due to scheduled changes in annual lease payments during certain lease terms, the Company has recorded straight-line accrued rent of $230,594 Rent expense totaled $1,499,309 for the year ended December 31, 2021.

Future minimum payments are as follows for each of the years succeeding December 31, 2021:

Amount
2022	$1,334,826
2023	1,344,995
2024	1,357,709
2025	1,367,657
2026	1,377,794
Thereafter	24,407,262
$31,190,243

Two project companies lease the property on which their Solar Facilities are installed and operated which are classified as operating leases for a term of 20 years expiring January 2041 and April 2041, respectively. Under the terms of the lease agreements, the project companies are required to pay 15% and 11%, respectively, of gross annual revenue generated by the leased Solar Facilities.

During the year ended December 31, 2021, the project companies incurred $59,556 of rent expense under these lease agreements. Future minimum payments under the terms of these leases are not quantifiable until gross annual revenues are determined.

Letter of Credit:

In the normal course of business, the Company enters into various agreements providing performance assurance to third parties. Such agreements include guarantees, letters of credit and surety bonds. These arrangements are entered into primarily to support or enhance the creditworthiness of the Company. Certain guarantees are granted in connection with the Company’s agreements. At December 31, 2021, the Company has a letter of credit totaling $4,672,135 (see Note 5).

Decommissioning Agreements:

The Company enters into Decommissioning Agreements which require deposits to be used for the decommissioning of certain Solar Facilities. The agreements call for an initial deposit ranging from $20,000 to $60,000 at the start of construction of the project followed by annual deposits (as defined in the Decommissioning Agreements) for a term of 20 years. During the year ended December 31, 2021, the Company paid deposits of $34,190. As of December 31, 2021, total decommissioning deposits totaled $559,190 and are included in deposits in the accompanying combined balance sheet. The Company expects the deposits to be returned in full upon termination of certain lease agreements.

Payment in Lieu of Taxes:

Pursuant to the Payment in Lieu of Taxes Agreements (the PILOT Agreements), the Company has agreed to make annual fixed payments to various taxing authorities for specified periods through December 31, 2049. For the year ended December 31, 2021, the Company incurred $705,218 under the PILOT Agreements, of which $163,825 remained unpaid as of December 31, 2021 and is included in accounts payable and accrued expenses in the accompanying combined balance sheet.

Future payments under the PILOT agreements are as follows for each of the years succeeding December 31, 2021:

Amount
2022	$703,444
2023	714,969
2024	729,961
2025	745,187
2026	757,412
Thereafter	18,442,995
$22,093,968

Operation and Maintenance Agreement:

The Company has an Operation and Maintenance Agreement (the OMA) with an unrelated third party to provide to project companies basic and additional maintenance services for a period of 20 years, expiring May 2037. The annual fee for the basic services is $8,750 per year. For the year ended December 31, 2021, the Company incurred $21,792 of basic operation and maintenance fees.

Future minimum basic operation and maintenance fees under the above agreements for each of the years succeeding December 31, 2021 are as follows:

Amount
2022	$8,750
2023	8,750
2024	8,750
2025	8,750
2026	8,750
Thereafter	96,250
$140,000

Customer Service Agreements:

Pursuant to the Master Services Agreements for Community Solar Customer Servicing (Customer Service Agreements), Solomon Energy Inc. provides oversight of sales, marketing, communication, invoicing and other services to customers for specified Project Companies for an original term of two years, thereafter the Customer Service Agreements will automatically continue on an annual basis until terminated by either party. The Company’s annual basic fee for these services is $5/kW (AC). The Company is also required to reimburse Solomon for mailing and cost of collection expenses incurred. For the year ended December 31, 2021, the Company incurred and paid $249,377 of fees under the Customer Services Agreements. Future annual basic fees are expected to be $196,255 until termination.

Pursuant to the Master Services Agreement for Customer Servicing (Customer Service Agreement), ProjectEconomics, Inc. provides oversight of sales, marketing, communication, invoicing and other services to customers for specified Project Companies for an original term of two years, thereafter the Customer Service Agreement will automatically continue on an annual basis until terminated by either party. The Company’s annual fee for these services is $0.01/W (AC). For the year ended December 31, 2021, the Company incurred $401,629 of fees under the Customer Service Agreement of which $128,278 remained unpaid as of December 31, 2021 and is included in accounts payable and accrued expenses in the accompanying combined balance sheet. Future annual fees are expected to be approximately $440,000 until termination.

SRECs:

The Company has SREC sales contracts with a third party, whereby the third party has agreed to purchase all SRECs generated by certain Solar Facilities (subject to specified maximums) over various contract terms, which expire at various dates through 2040. The contracts contain a fixed sales price expressed in cents per kilowatt hour and future sales will be based upon future generation; therefore, projected cash inflows under these contractual obligations cannot be estimated for years subsequent to December 31, 2021. During the year ended December 31, 2021, the Company received $3,882,651 from one SREC customer, of which $3,807,166 was included in deferred revenue until the Company generates and transfers the underlying SRECs.

NOTE 11 - REVENUE AGREEMENTS:

The Company currently has two Revenue Agreements with terms of 20 years which expire in May 2038 and December 2038. Due to scheduled changes in annual payments during the terms of the Revenue Agreements, the Company has recorded straight-line deferred revenue of $226,475, which is included in deferred revenue in the accompanying combined balance sheet. Income recognized under the Revenue Agreements totaled $436,700 for the year ended December 31, 2021.

Future minimum payments expected to be received for each of the years succeeding December 31, 2021 are as follows:

Amount
2022	$496,550
2023	493,932
2024	491,711
2025	489,180
2026	486,596
Thereafter	4,640,631
$7,098,600

NOTE 12 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid for interest	$1,643,565

Non-cash investing and financing activities:
Purchase of property and equipment included in due to related parties	$3,832,234
Non-cash contributions - contribution of solar facilities	$96,541,107
Non-cash contributions - expenses paid by related parties	$785,837

Reconciliation of cash and restricted cash:
Cash	$10,962,144
Restricted cash, current	206,949
Restricted cash, net	3,197,859
$14,366,952

NOTE 13 - RISKS AND UNCERTAINTIES:

In early March 2020, there was a global outbreak of COVID-19 that resulted in an economic downturn, changes in global supply and demand, and the temporary closure of non-essential businesses in many states. In connection with the outbreak, the Company continues to monitor its potential impact, which may materially impact the Company’s finances and operations. Due to the uncertainties surrounding COVID-19, the full impact of the outbreak and the scope of any cumulative adverse impact on the Company’s finances and operations cannot be fully determined at this time and largely depends on the ongoing severity, duration and spread of COVID-19.

NOTE 14 - SUBSEQUENT EVENTS:

On February 15, 2023, the Portfolio B Companies were sold to Altus Power, Inc. for approximately $230,000,000. The sale had no impact on the individual portfolio companies or their operations.

Management has evaluated subsequent events through April 7, 2023, the date which the combined financial statements were available to be issued.

PORTFOLIO A FINANCING (FUND III), LLC
(a Delaware Limited Liability Company)
STATEMENT OF ASSETS, LIABILITIES AND MEMBER’S CAPITAL
(unaudited)
September 30, 2022

ASSETS
Investments in private operating companies, at fair value (cost of $62,727,614)	$106,226,385
Unrealized appreciation on derivative contracts	1,404,115
Cash and cash equivalents	143
TOTAL ASSETS	$107,630,643

LIABILITIES AND MEMBER'S CAPITAL
Liabilities
Accrued professional fees	$30,180
Due to affiliates	3,650
Notes payable, net (Note 9)	31,759,359
TOTAL LIABILITIES	31,793,189

Member's capital	75,837,454

TOTAL LIABILITIES AND MEMBER'S CAPITAL	$107,630,643

The accompanying notes are an integral part of these financial statements.

PORTFOLIO A FINANCING (FUND III), LLC
(a Delaware Limited Liability Company)
SCHEDULE OF INVESTMENTS
(unaudited)
September 30, 2022

Investments	Cost	Fair Value	Percentage of Member's Capital *
Investments in private operating companies, at fair value
Solar Energy - United States (100%)
TGC III Bobcat Holdco, LLC *	$4,978,064	$14,182,135	18.70%
TGC Fund III Dix Solar Holdco, LLC *	14,889,905	33,557,917	44.25
TGC Fund III Westmont Holdco, LLC *	25,085,254	27,042,986	35.66
USPS LA Solar Holdco, LLC *	17,774,391	31,443,347	41.46
Total Investments, at fair value	$62,727,614	$106,226,385	140.07%

Unrealized Depreciation on Derivative Contracts
United States (100%)
Interest rate swaps	—	$1,404,115	1.85%

*100% owned by the Company

The accompanying notes are an integral part of these financial statements.

PORTFOLIO A FINANCING (FUND III), LLC
(a Delaware Limited Liability Company)
STATEMENT OF OPERATIONS
(unaudited)
Period Ended September 30, 2022

Income:
Interest income	$305
Total income	305

Expenses:
Interest expense	1,215,121
Amortization of deferred financing fees	259,815
Professional fees	—
Other	180
Total expenses	1,475,116

Net investment income / (loss)	(1,474,811)

Net change in unrealized gain/(loss) from derivatives	4,883,457
Net change in unrealized gain on investments in private operating companies	10,446,231
Net unrealized gain on investments	15,329,688

Net increase in member's capital resulting from operations	$13,854,877

The accompanying notes are an integral part of these financial statements.

PORTFOLIO A FINANCING (FUND III), LLC
(a Delaware Limited Liability Company)
STATEMENT OF CHANGES IN MEMBER’S CAPITAL
(unaudited)
Period Ended September 30, 2022

	Member	Total
Member's Capital, December 31, 2021	$67,095,753	$67,095,753
Capital contributions	13,500	13,500
Capital distributions	(5,126,676)	(5,126,676)
Net increase in member's capital resulting from operations	13,854,877	13,854,877
Member's Capital, September 30, 2022	$75,837,454	$75,837,454

The accompanying notes are an integral part of these financial statements.

PORTFOLIO A FINANCING (FUND III), LLC
(a Delaware Limited Liability Company)
STATEMENT OF CASH FLOWS
(unaudited)
Period Ended September 30, 2022

Cash flows from operating activities:
Net increase in member's capital resulting from operations	$13,854,877
Adjustments to reconcile net increase in member's capital resulting from operations to net cash provided by operating activities:
Funding for costs of private operating companies	(13,500)
Return of cash from private operating companies	9,981,685
Net change in unrealized gain on investments in private operating companies	(10,446,232)
Net change in unrealized loss on derivatives	(4,883,457)
Increase in accrued professional fees	180
Amortization of deferred financing fees	259,815
Net cash provided by operating activities	8,753,368

Cash flows from financing activities:
Principal repayment of notes payable	(4,514,950)
Capital contributions	13,500
Capital distributions	(5,126,676)
Net cash used by financing activities	(9,628,126)

Net decrease in cash and cash equivalents	(874,758)

Cash and cash equivalents
Beginning of period, January 1, 2021	874,901
End of period, September 30, 2022	$143

Supplemental disclosure of cash flow activity
Interest paid on Notes Payable	$1,215,121

The accompanying notes are an integral part of these financial statements.

PORTFOLIO A FINANCING (FUND III), LLC
NOTES TO FINANCIAL STATEMENTS
Nine Months Ended September 30, 2022
(unaudited)

NOTE 1 - Nature of Business

Portfolio A Financing (Fund III), LLC (the “Company”) was organized as a Delaware Liability Company pursuant to a Limited Liability Agreement effective September 28, 2018 (the “LLC Agreement””) pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the “Act”). The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member, (ii) at any time where there are no members of the Company unless the Company is continued in accordance with the Act or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

The manager of the Company is True Green Capital Management LLC (the "Manager"), which is responsible for investing and reinvesting the assets of the Company. The sole member of the Company is Portfolio A Financing Pledgor (Fund III), LLC (the “Member”). Effective February 18, 2020, the sole member of the Member is Revolving Loan Facility (Fund III) Borrower, LLC, whose sole member is True Green Capital Fund III, L.P.

The principal purpose of the Company is to maximize capital appreciation by engaging in all activities and transactions as the Manager may deem necessary or advisable in connection therewith. The Company’s objective is to generate stable, risk-adjusted returns for investors by constructing a portfolio of high-quality, low-cost solar energy assets that will deliver consistent yields and capital appreciation.

Capitalized terms are as defined in the LLC Agreement unless otherwise defined herein.

Note 2 - Summary of Significant Accounting Policies

The accompanying financial statements have been presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and follows the accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 946. All amounts are stated in U.S. dollars.

Use of Estimates
The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
Cash and cash equivalents include cash, short-term, highly liquid investments with maturities of 90 days or less from their original purchase date, and investment in certain money market funds. At times, these balances may exceed federally insured limits, and this potentially subjects the Company to concentration of credit risk. The Company has not experienced losses in such accounts. On September 30, 2022, the Company had $143 of cash held at KeyBank National Association.

Valuation of Investments in Private Operating Companies
The Company’s portfolio investments are carried at fair value as determined by the Manager, based on discounted cash flow models using market inputs, or by reference to values provided by the Manager.

The Company is under no compulsion to dispose of its portfolio investments, which are made with the expectation of a substantial holding period; therefore, the estimated values, as determined above, may not reflect amounts that could be realized upon immediate sale, or amounts that ultimately may be realized.

Investment Transactions

Investment transactions are recorded on the respective transaction date of closing dates. Investment transactions, which are subject to certain contractual terms and conditions, are reflected in the Company’s financial statements when such terms and conditions have been satisfied.

Realized gains and losses are calculated based upon the difference between proceeds and cost basis determined using the specific-identification method. Unrealized gains and losses resulting from recording investments at fair value are included in the statement of operations. Interest income and expense is recognized on the accrual basis of accounting.

Income from Investments in Private Operating Companies
Distributions received or receivable from private operating companies are evaluated by the Manager to determine if the distribution is income or a return of capital. Generally, income is not recorded unless the Manager has declared the distribution, there is cash available to make the distribution and there are accumulated earnings in excess of the amount recorded as income. Distributions classified as a return of capital are a reduction in the cost basis of the investment.

Derivative Contracts
The Company records derivative contracts at fair value. Changes in the fair value of derivative contracts are recorded as unrealized gains and losses on the statement of operations. The Company records a realized gain or loss on the expiration, termination, or settlement of a derivative contract. The Company uses derivatives to manage its interest rate exposures.

The Company does not enter into derivative transactions for trading purposes. Under Financial Accounting Standards Board Account Standards Codification (FASB ASC) 815, Derivatives and Hedging, the Company recognizes all derivatives as either assets or liabilities on the statement of assets, liabilities and member’s capital and measures those instruments at fair value. Changes in fair value of derivatives are recognized as unrealized gain or loss on the statement of operations.

Income Taxes
The Company is not subject to federal or state income taxes and no provision for federal or state income taxes is made in the statement of assets, liabilities, and member’s capital. The operating results of the Company are included in the members income tax return. The Company evaluates the uncertainties of tax positions taken or expected to be taken based on the probability of whether it is more likely than not the positions will be sustained upon audit by applicable tax authorities, based on technical merit for open tax years.

The Company’s policy, if necessary, is to account for interest and penalties related to uncertain tax positions as a component of the income tax provision. The Company assessed its tax position for open federal and local tax years of 2018 through 2022. The Company does not have any uncertain tax positions to be recognized or disclosed as of September 30, 2022.

Allocation of Profits and Losses
The Company’s profits and losses are allocated in a manner such that the Member’s capital account would be distributed as described in Note 4, assuming dissolution of the Company.

Fee income
Fee income is recognized in the period when earned.

Deferred financing fees
Deferred financing fees are amortized over the life of the Note and are netted against the Notes payable as shown on the statement of Assets, Liabilities, and Member’s Capital.

Note 3 - Investments in private operating companies, at fair value

Investments in private operating companies are through LLC interests in the companies. Either the transaction price (excluding transaction costs), or the total construction cost is typically the Company’s best estimate of fair value at the time of acquisition or completion of construction. At each subsequent measurement date, the Manager determines the valuation of each investment per section 5.5 of the Company Agreement and records adjustments as necessary to reflect the expected exit value of the investment under current market conditions. Ongoing reviews by the Manager are based on an assessment of the type of investment, the stage in the lifecycle of the private operating company, and of trends in the performance and credit profile of each private operating company as of the measurement date.

When observable inputs are not available for the Company’s investments, the fair value at the measurement date is determined using the income approach or the market approach. The income approach measures the present value of anticipated future economic benefits (i.e., net cash flows). The estimated net cash flows are forecast over the expected remaining economic life and discounted to present value using a discount rate commensurate with the level of risk associated with the expected cash flows. The market approach consists of utilizing observable market data (e.g., current trading and/or acquisitions multiples) of comparable companies and applying the data to key financial metrics of the portfolio company. The comparability (as measured by size, growth profile, and geographic concentration, amount other factors) of the identified set of comparable companies to the portfolio company is considered in the application of the market approach.

In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, the Company discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1	Valuation based on inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2	Valuation based on inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active.
Level 3	Valuation based on inputs that are unobservable and significant to the overall fair value measurement.

Interest rate swaps are valued using quoted prices on commonly quoted intervals, as received from the swap counterparty, Keybank National Association. KeyBank provides a mid-market mark for all outstanding swap transactions, whose market inputs can generally be verified and does not involve significant management judgement.

	Level 1	Level 2	Level 3	Total
Private operating companies	$—	$—	$106,226,385	$106,226,385
Interest rate swaps	—	1,404,115	—	1,404,115
Investments at fair value - September 30, 2022	$—	$1,404,115	$106,226,385	$107,630,500

There were no transfers between levels during the period ended September 30, 2022.

The following table presents changes in assets classifies in Level 3 to the fair value hierarchy during the period ended September 30, 2022 attributable to the following:

Partnership LLC interests
Funding for operating costs of private operating companies	13,500
Return of cash from private operating companies	(9,981,685)

The Company utilizes interest rate swap agreements to hedge interest rate risk on variable rate debt. The Company had the following interest rate swap agreements at September 30, 2022. During the period, the notional principal decreased by $2,683,989 according to the contractual KeyBank N.A. hedging requirements, which are based on the current size and remaining tenor of the Note.

Primary underlying risk	Notional Principal	Fixed Rate	Derivative Asset	Change in Unrealized Gain
Interest rate
Interest rate swaps	$52,336,277	2.95% to 3.22%	$1,404,115	$4,883,457

Notional principal amount at September 30, 2022 is representative of volume held throughout the period with maturities ranging from December 31, 2025 to March 31, 2037. The Company is the payor of the fixed rate and receiver on the floating rate, which is the 3 month LIBOR rate.

Note 4 - Partner’s Capital

During the period, $13,500 was invested in the Company and $5,126,676 was returned to the Member. All the Company’s profits and losses are allocated solely to the Member.

Note 5 - Risks and Uncertainties

An investment in the Company involves significant risks, including liquidity risk, non-diversification risk and economic risk that should be carefully considered prior to investing and such investment should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment.

Liquidity Risk
Transfer of the Member’s interest is subject to significant restrictions. Because of these restrictions and the absence of a public market, the member may be unable to liquidate its investment even though the personal financial circumstances of the Member would make liquidation advisable or desirable.

The Member’s interest will not be readily acceptable as collateral for loans and is not permitted to be pledged as collateral for loans. Moreover, even if the Member were able to dispose of its Membership interest, adverse tax consequences could result.

LIBOR Risk
The London Interbank Offered Rate (“LIBOR”) may be eliminated or downgraded in quality in the near future. On March 5, 2021, LIBOR’s regulator, the Financial Conduct Authority, and administrator, ICE Benchmark Administration, Limited, announced that the publication of the one-week and two-month USD LIBOR maturities and non-USD LIBOR maturities will cease immediately after December 31, 2021, with the remaining USD LIBOR maturities ceasing immediately after June 30, 2023. It is expected that a number of banks currently reporting information used to set LIBOR will stop doing so when their reporting commitments end. This will either end the publication of LIBOR immediately or degrade its quality such that it would no longer be a relevant metric to the Company. Change in LIBOR could affect the interest rates of the Company’s LIBOR based revolving credit facility and derivatives. If LIBOR is no longer available, the Company will pursue alternative interest rate calculations in its LIBOR based revolving credit facility and derivatives. However, if no alternative can be determined, the LIBOR rate component will no longer be used in determining the rates.

Non-diversification Risk
The Company concentrates its investments in one industry. The Company may be subject to greater investment risk as companies engaged in similar businesses are more likely to be similarly affected by any adverse market conditions and other adverse industry-specific factors.

Economic Risk
The Company’s investments expose partners to a range of potential economic risks that could have an adverse effect on the Company. These may include, but are not limited to, declines in economic growth, inflation, deflation, taxation, governmental restrictions, and/or adverse regulation.

Covid-19 Risk
Certain impacts from the COVID-19 outbreak may have a significant negative impact on the Company’s operations and performance. These circumstances may continue for an extended period of time, and may have an adverse impact on economic and market conditions. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries, and individual companies, are not known. The extent of the impact to the financial performance and the operations of the Company will depend on future developments, which are highly uncertain and cannot be predicted.

Note 6 - Indemnifications

In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties that provide indemnifications under certain circumstances. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of future obligation under these indemnifications to be remote.

Note 7 - Financial Highlights

Financial highlights for the period ended September 30, 2022 are presented below. The financial highlights are calculated for the Member.

Net investment loss ratio (1)	(2.14)%
Expense ratio (1)	2.14%
IRR through December 31, 2021 (2)	12.56%
IRR through September 30, 2022 (3)	11.42%

(1)	The net investment loss and expense ratios are computed using weighted average Member's capital for the year.
(2)	The IRR is presented for the Member only and was computed based on the actual dates that capital contributions were made and capital balance at December 31, 2021
(3)	The IRR is presented for the Member only and was computed based on the actual dates that capital contributions were made and capital balance at September 30, 2022

Note 8 - Related Party Transactions

There were no related party transactions during the period.

Note 9 - Notes Payable

On December 7, 2018, the Company entered into a term loan agreement (the “Term Loan”) with KeyBank National Association N.A., with a seven year tenor and interest rate of three month LIBOR plus 150 basis points, which matures on December 7, 2025. On December 7, 2018 the Term Loan was drawn for $40,887,704 related to the TGC Fund III Westmont Holdco, LLC, USPS LA Solar Holdco, LLC and TGC III Bobcat Holdco, LLC project companies. On February 20, 2020, the Term loan was amended and drawn for $6,307,668 related to the TGC Fund III Dix Solar Holdco, LLC and USPS LA Solar Holdco, LLC project companies. The loan is collateralized by the equity of the operating investments listed above. During the period, $4,514,950 of principal and $1,215,121 of interest was paid, as shown on the Statement of Cash Flows. As of September 30, 2022, the Term Loan had a balance of $32,867,140 which is shown net of $1,107,781 of unamortized deferred financing fees on the Statement of Assets, Liabilities, and Member’s Capital.

Legal costs, structuring, and commitment fees associated with the set-up of the Facility totaling $2,332,834 will be amortized over the seven-year tenor of the loan and is netted with the notes payable on the statement of Assets, Liabilities and Member’s Capital. During the period, $259,815 of deferred financing fees were amortized as shown on the Statement of Operations.

Note 10 - Subsequent Events

In preparing these financial statements, the Partnership has evaluated events and transactions for potential recognition and/or disclosure through May 3, 2023, the date the financial statements were available to be issued.

On February 15, 2023, the operating companies were sold to Altus Power, Inc. The sale had no impact on the individual portfolio companies or their operations.

PORTFOLIO B COMPANIES
COMBINED BALANCE SHEET
(unaudited)
September 30, 2022

ASSETS
CURRENT ASSETS:
Cash	$3,166,692
Restricted cash, current	2,080,229
Accounts receivable, net	5,609,973
Grant and incentives receivable	3,141,810
Contract assets	26,056
Prepaid expenses and other current assets	1,354,363
Due from related parties, current	155,388
TOTAL CURRENT ASSETS	15,534,511

PROPERTY, PLANT AND EQUIPMENT, NET	317,154,340

OTHER ASSETS:
Restricted cash, net	2,127,859
Due from related parties, net	11,267,320
Deposits	822,324
Derivative assets	7,173,126
21,390,629
$354,079,480

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$232,276
Construction payable	256,800
Deferred grant income, current	21,990
Term loan payable, current	4,215,173
Financing obligations, current	256,575
Due to related parties	9,554,345
TOTAL CURRENT LIABILITIES	14,537,159

LONG-TERM LIABILITIES:
Accrued rent	324,672
Term loan payable, net	38,182,445
Financing obligations, net	14,691,062
Deferred grant income, net	1,350,005
Deferred revenue	3,867,909
58,416,093

MEMBERS' EQUITY:
Members' equity	256,492,217
Non-controlling interest	24,634,011
281,126,228
$354,079,480

See notes to combined financial statements.

PORTFOLIO B COMPANIES
COMBINED STATEMENT OF INCOME
(unaudited)
Nine Months Ended September 30, 2022

REVENUES	$15,001,042

OPERATING EXPENSES:
General and administrative	145,300
Other expenses	4,318,749
Depreciation	13,342,085
17,806,134
LOSS FROM OPERATIONS	(2,805,092)

OTHER INCOME (EXPENSE):
Grant and incentive revenue	4,938,997
Interest expense	(2,069,917)
Change in fair value of derivative contract	7,070,351
9,939,431

NET INCOME	$7,134,339

See notes to combined financial statements.

PORTFOLIO B COMPANIES
COMBINED STATEMENT OF CHANGES IN MEMBERS’ EQUITY
(unaudited)
Nine Months Ended September 30, 2022

	Members' Equity	Non-controlling Interest	Total Members' Equity
Members' equity - beginning of period	$236,724,028	$26,778,625	$263,502,653
Contributions, net	10,233,371	255,865	10,489,236
Net income (loss)	9,534,818	(2,400,479)	7,134,339
Members' equity - end of period	$256,492,217	$24,634,011	$281,126,228

See notes to combined financial statements.

PORTFOLIO B COMPANIES
COMBINED STATEMENT OF CASH FLOWS
(unaudited)
Nine Months Ended September 30, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,134,339
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,342,085
Amortization of deferred grant income	(65,970)
Amortization of deferred financing fees	345,062
Change in allowance for doubtful accounts	260
Change in fair value of derivative contract	(7,070,351)
(Increase) decrease in operating assets:
Accounts receivable	(1,271,164)
Contract assets	161,178
NYSERDA incentive receivable	3,332,470
Prepaid expenses and other current assets	(514,676)
(Increase) decrease in operating liabilities:
Accounts payable and accrued expenses	(351,836)
Due to/from related parties	6,766,616
Deferred revenue	(165,732)
Accrued rent	94,078
NET CASH PROVIDED BY OPERATING ACTIVITIES	21,736,359

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(31,571,888)
Payment of deposits	(162,721)
NET CASH USED IN INVESTING ACTIVITIES	(31,734,609)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on term loan payable	(7,323,150)
Principal payments on financing obligation	(160,009)
Contributions	12,211,686
Distributions	(1,722,450)
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,006,077

NET INCREASE IN CASH AND RESTRICTED CASH	(6,992,173)

CASH AND RESTRICTED CASH:
Beginning of period	14,366,952
End of period	7,374,779

See notes to combined financial statements.

PORTFOLIO B COMPANIES
NOTES TO COMBINED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2022
(unaudited)

NOTE 1 - NATURE OF BUSINESS

Business Organization

The combined financial statements include 44 project companies and 3 development companies (the Portfolio B Companies or the Company) that were formed on various dates between 2017 and 2020 to invest in, own and operate commercial solar energy facilities (the Solar Facilities) in a manner that qualifies for the energy credits under Section 48 of the Internal Revenue Code.

The Portfolio B Companies are related through common ownership and management. The combined financial statements include the Portfolio B Companies as well as entities for which the Portfolio B Companies have a controlling financial interest, including those in which the Portfolio B Companies has been determined to be the primary beneficiary of a variable interest entity or otherwise meets certain criteria under the consolidation guidance of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC).

All intercompany balances and transactions have been eliminated.

The majority of the Portfolio B Companies’ ownership each are structured as a partnership flip (the Flip). Pursuant to the general terms of the Flip, the members have agreed to allocate items of income, loss and net operating cash flow as outlined in each individual limited liability company agreement. The income, loss and net operating cash flow flip dates are scheduled to occur at various times, all as defined in each individual limited liability company agreement.

During 2021, upon the completion of the construction of certain solar-facilities, certain of the Portfolio B Companies entered into a Bill of Sale and Master Lease Agreement with 53 TGE Solar Trust (an unrelated third party). Under these agreements, certain of the Portfolio B Companies sold solar facility assets to 53 TGE Solar Trust and then leased the solar facility assets back through a sale-leaseback transaction. The Master Lease Agreement was evaluated as a sale-leaseback transaction; however, based on certain criteria, the Master Lease Agreement did not qualify for sale-leaseback accounting and was accounted for as a financing obligation. Under a failed sale-leaseback transaction, the solar facility assets remain on the combined balance sheet at their historical net book value and are depreciated over their remaining useful lives with a failed sale-leaseback financing obligation recognized for the proceeds received. The Portfolio B Companies do not recognize rent expense related to the leased assets; rather, they have recorded the liability for the failed sale-leaseback obligation and the minimum lease payments are recognized as interest expense (see Note 6).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The combined financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of Estimates:

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the combined financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash:

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of September 30, 2022, the Company did not have any cash equivalents.

Federal Deposit Insurance Corporation (FDIC) coverage is $250,000 per institution. At various times during the nine months ended September 30, 2022, the cash balances exceeded federal insured limits. At September 30, 2022, cash exceeded federally insured limits by approximately $2,916,000.

Restricted Cash:

At September 30, 2022, the Company had restricted cash of $3,483,353, of which $355,494 will be released during the year ended December 31, 2022 for operating expenses. Of the remaining balance, $697,859 will be released upon expiration of the master lease agreement and $2,500,000 represents a special reserve amount for distributions which will be released at the cash flow flip date of the underlying limited liability company.

FDIC coverage is $250,000 per institution. At various times during the nine months ended September 30, 2022, the cash balances exceeded federal insured limits. At September 30, 2022, restricted cash exceeded federally insured limits by approximately $3,458,000.

Fair Value of Financial Instruments:

The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments as of September 30, 2022, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying combined balance sheet.

Income Taxes:

No provision for federal income taxes has been made in the combined financial statements because the majority of the underlying entities are limited liability companies taxed as partnerships. Instead, each member is taxed separately on their distributive share of the Company’s federal and state income, whether or not the income is actually distributed.

The Portfolio B Companies file tax returns in the U.S. Federal jurisdiction as well as various states. Federal or state tax returns generally remain open for examination by tax authorities for the prior three years.

The underlying project entities are wholly owned by other entities and are therefore disregarded for federal and state income tax purposes. As such, all income tax attributes of other project entities are passed through to their member to report on the member’s income tax returns.

Concentrations of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and restricted cash, accounts receivable and contract assets. The Company mitigates its risk with respect to cash and restricted cash by maintaining its deposits at high-quality financial institutions and monitoring the credit ratings of those institutions. The credit risk for customer accounts is concentrated because a significant portion of the balances relate to major customers (see Note 3).

The Company’s sole operations are based on the sale of electricity in various regions of California, Colorado, Delaware, Massachusetts, New York, Illinois and South Carolina. As a result, changes in solar conditions in the geographic area or the market rate or demand for electricity could significantly impact future operations of the Company.

NOTE 3 - CONTRACTS WITH CUSTOMERS

Disaggregation of Revenue:

The following table disaggregates the Company’s revenue for the nine months ended September 30, 2022:

Revenue from contracts with customers:
Satisfied at a point in time:
Sale of SRECs	$387,735
Other revenue:
Sale of electricity	14,613,307
$15,001,042

Major Customers:

Sale of Electricity:

The Company derives approximately 12% of its total revenue from one PPA customer. As of September 30, 2022, approximately 22% of total accounts receivable was due from two customers, each accounting for over 10% of total accounts receivable. The Company has experienced no credit losses to date on its electricity sales and does not anticipate any material credit losses to occur in the future with respect to PPA revenues.

NOTE 4 - TERM LOAN PAYABLE

On December 27, 2019 and amended on March 5, 2021 and July 28, 2021, the Company entered into a Financing Agreement (the Financing Agreement) with CIT Bank, N.A. (the Lender) to provide term loan financing (the Term Loan) not to exceed $51,444,063, of which $51,222,357 was drawn on as of September 30, 2022. The Term Loan accrues interest at either a base rate or a rate equal to a LIBOR rate, plus the applicable margin, as defined in the Financing Agreement. At September 30, 2022, all borrowings under the Term Loan were LIBOR rate loans (2.26% at September 30, 2022). The Term Loan is scheduled to mature on December 31, 2025, and requires semi-annual principal payments beginning on December 31, 2021, and quarterly interest payments beginning on September 30, 2021. Interest expense for the nine months ended September 30, 2022, totaled $1,670,758.

The Term Loan contains various financial and non-financial covenants, and is secured by all assets of the Company. At September 30, 2022, the Company was in compliance with all financial and non-financial covenants.

The Financing Agreement also includes a $4,672,135 letter of credit (see Note 9).

Term loan payable is summarized as follows at September 30, 2022:

Term loan balance	$43,899,208
Less: current portion	(4,215,173)
Less: unamortized deferred financing fees	(1,501,590)
$38,182,445

NOTE 5 - DERIVATIVE INSTRUMENTS

The Company utilizes interest rate swap agreements to hedge interest rate risk on floating rate debt (see Note 4). The Company had the following Interest Rate Swap Agreements (the Swaps) at September 30, 2022:

Notional Principal	Fixed Rate	Receive Rate	Effective Date	Maturity Date
$12,732,711	0.77%	3 month LIBOR	July 28, 2021	December 31, 2025
$8,130,838	1.92%	3 month LIBOR	December 31, 2025	June 30, 2038
$5,615,899	0.97%	3 month LIBOR	March 05, 2021	December 31, 2025
$7,087,917	2.52%	3 month LIBOR	December 31, 2025	June 30, 2038
$18,048,459	0.41%	3 month LIBOR	July 25, 2020	December 31, 2024
$9,967,424	1.03%	3 month LIBOR	December 31, 2024	September 30, 2037
$16,813,879	1.74%	3 month LIBOR	January 06, 2020	June 30, 2025
$12,012,598	2.10%	3 month LIBOR	June 30, 2025	June 30, 2038

The Company recorded a derivative asset of $7,173,126 at September 30, 2022.

The Company has not designated the Swaps as hedges; accordingly, the Company recorded a gain of $7,070,351, which represents the change in the fair value of the Swaps for the year ended September 30, 2022.

NOTE 6 - LONG-TERM FINANCING OBLIGATION

The Company’s Master Lease Agreement with 53 TGE Solar Trust is accounted for as a failed sale-leaseback financing obligation equal to the fair value of the leased solar facility assets. Under the terms of the Master Lease Agreement and based on certain criteria, the Master Lease Agreement did not qualify for sale-leaseback accounting and was accounted for as a financing obligation.

When cash proceeds are exchanged, a failed sale-leaseback financing obligation is equal to the proceeds received for the assets that are sold and leased back. In subsequent periods, a portion of the periodic lease payments under the Master Lease Agreement will be recognized as interest expense with the remainder of the lease payment reducing the failed sale-leaseback financing obligation using the effective interest method. However, the failed sale-leaseback obligations will not be reduced to less than the net book value of the leased solar facilities as of the end of the lease term, which is estimated to be approximately $10,575,000.

The fair value of the assets and the related failed sale-leaseback financing obligations were estimated based on the present value of the estimated future lease payments over the lease term of 10 years using an imputed discount rate of approximately 3.51%. The value of the failed sale- leaseback financing obligations is dependent upon assumptions regarding the amount of the lease payments and the estimated discount rate of the lease payments required by a market participant.

The Master Lease Agreement provides for the lease of certain solar facilities for a term of 10 years commencing on certain project company’s funding dates (as defined) and an interest rate of 3.51%. The Company makes quarterly basic rent payments based on predetermined fixed rates, as described in the Master Lease Agreement. Additionally, the Company is responsible for property taxes and other leasehold costs associated with the solar facilities.

Interest expense related to the Master Lease Agreement totaled $399,159 for the nine months ended September 30, 2022. The net book value of the corresponding solar facility assets totaled $20,229,060 as of September 30, 2022.

As of September 30, 2022, the remaining rental payments due under the term of the Master Lease Agreement total approximately $5,379,594. The future minimum payments related to the Master Lease Obligation with 53 TGE Solar Trust for each of the years succeeding September 30, 2022, are as follows:

Amount
2022	$226,760
2023	776,645
2024	763,663
2025	752,778
2026	741,910
Thereafter	2,897,991
6,159,747
Less amounts representing interest	(4,282,447)
Plus residual values	13,070,337
$14,947,637

NOTE 7 - FAIR VALUE MEASUREMENTS

FASB ASC 820, Fair Value Measurements and Disclosures, establishes a framework for identifying and measuring fair value. FASB ASC 820 provides a fair value hierarchy, giving the highest priority to quoted prices in active markets, and is expected to be applied to fair value measurements of derivative contracts that are subject to mark to market accounting and other assets and liabilities reported at fair value.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FASB ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and establishes a fair value hierarchy that distinguishes between assumptions based on market data obtained from independent sources and those based on the entity’s own assumptions. The hierarchy prioritizes the inputs to fair value measurements into three levels:

Level 1 – measurements utilize unadjusted quoted prices in active markets for identical assets or liabilities that the entity has the ability to access. These consist primarily of listed equity securities, exchange traded fixed income securities, derivatives, and certain U.S. Treasury securities.

Level 2 – measurements include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and other observable inputs such as interest rates and yield curves that are observable at commonly quoted intervals. These consist primarily of non-exchange traded derivatives such as swaps, forward contracts of options, and most fixed income securities.

Level 3 – measurements use unobservable inputs for assets or liabilities, are based on the best information available, and might include the entity’s own data. In some valuations, the inputs used may fall into different levels of hierarchy. In these cases, the financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. These consist mainly of assets and liabilities valued through an internal modeling process.

The following section describes the valuation methodologies used by the Company to measure different financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each instrument is generally classified. Where appropriate, the description includes the details of the valuation models, the key inputs to those models, and any significant assumptions.

The Company’s interest rate swaps are valued using a mark to market report received from a third party. Market inputs can generally be verified and model selection does not involve significant management judgment. The interest rate swaps are classified as a Level 2 asset and are valued at $7,173,126 at September 30, 2022 (see Note 5).

Transfers between Levels 1 and 2 generally relate to whether a market becomes active or inactive. Transfers between Levels 2 and 3 generally relate to whether, for various reasons, significant inputs become observable or unobservable. During the nine months ended September 30, 2022, there were no significant transfers into and out of each level of the fair value hierarchy for assets and liabilities measured at fair value.

NOTE 8 - RELATED PARTY TRANSACTIONS

Operation and Maintenance Agreements:

Pursuant to the Operation and Maintenance Agreement (the OMAs) between Distributed Asset Solutions LLC (DAS), an affiliate the Portfolio B Companies, and certain project companies, DAS provides basic and any additional maintenance services for the Solar Facilities, expiring at dates through December 2042. The annual fees for the basic services provided by DAS range from $5/kW (DC) to $20/kW (DC) of installed capacity of the Solar Facilities with an annual escalator of 2%. For the nine months ended September 30, 2022, the Company incurred and paid $1,095,864 of operation and maintenance fees under these agreements.

Future minimum basic operation and maintenance fees under the above agreements are as follows for each of the years succeeding September 30, 2022:

Amount
2022	$342,236
2023	1,466,864
2024	1,496,200
2025	1,526,124
2026	1,556,646
Thereafter	24,087,113
$30,475,183

Management Services Agreements:

Pursuant to the Management Services Agreements (the MSAs), various managing members and/or affiliates of the members provides supervision, monitoring and administrative services for various project companies of the Company, expiring at dates through December 2041. The Company’s annual fee for these services range from $2/kW (DC) to $2.50/kW (DC) of installed capacity of the Solar Facilities with an annual escalator ranging from 0.0% to 2.5%. For the nine months ended September 30, 2022, the Company incurred $324,207 of MSA fees, all of which were unpaid.

Future minimum MSA fees under the above agreements are as follows for each of the years succeeding September 30, 2022:

Amount
2022	$324,207
2023	305,717
2024	311,528
2025	317,455
2026	323,502
Thereafter	4,742,901
$6,325,310

Due from Related Parties:

As of September 30, 2022, the Company was owed $155,388 in connection with expenses paid by the Company on behalf of related parties.

As of September 30, 2022, the Company was owed $11,267,320 in connection with costs associated with the construction of solar carports sold in the prior year to a related party.

Due to Related Parties:

As of September 30, 2022, the Company had amounts due to related parties totaling $9,554,345 in connection with solar facility costs, expenses and amounts paid by related parties.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Site Leases:

Most of the underlying project companies operate the Solar Facilities on leased premises classified as operating leases. Lease expense is recognized on a straight-line basis over the term of the leases ranging from 20 to 30 years expiring at various dates through December 2050. Additionally, the Project Companies are responsible for the property taxes and other leasehold costs associated with the Solar Facilities. Due to scheduled changes in annual lease payments during certain lease terms, the Company has recorded straight-line accrued rent of $324,672 as of September 30, 2022. Rent expense totaled $996,845 for the nine months ended September 30, 2022.

Two project companies lease the property on which their Solar Facilities are installed and operated which are classified as operating leases for a term of 20 years expiring January 2041 and April 2041, respectively. Under the terms of the lease agreements, the project companies are required to pay 15% and 11%, respectively, of gross annual revenue generated by the leased Solar Facilities.

During the nine months ended September 30, 2022, the project companies incurred $63,339 of rent expense under these lease agreements. Future minimum payments under the terms of these leases are not quantifiable until gross annual revenues are determined.

Letter of Credit:

In the normal course of business, the Company enters into various agreements providing performance assurance to third parties. Such agreements include guarantees, letters of credit and surety bonds. These arrangements are entered into primarily to support or enhance the creditworthiness of the Company. Certain guarantees are granted in connection with the Company’s agreements. At September 30, 2022, the Company has a letter of credit totaling $4,672,135 (see Note 4).

Decommissioning Agreements:

The Company enters into Decommissioning Agreements which require deposits to be used for the decommissioning of certain Solar Facilities. The agreements call for an initial deposit ranging from $20,000 to $60,000 at the start of construction of the project followed by annual deposits (as defined in the Decommissioning Agreements) for a term of 20 years. As of September 30, 2022, total decommissioning deposits totaled $506,956 and are included in deposits in the accompanying combined balance sheet. The Company expects the deposits to be returned in full upon termination of certain lease agreements.

Payment in Lieu of Taxes:

Pursuant to the Payment in Lieu of Taxes Agreements (the PILOT Agreements), the Company has agreed to make annual fixed payments to various taxing authorities for specified periods through December 31, 2049. For the nine months ended September 30, 2022, the Company incurred $395,529 under the PILOT Agreements, all of which was paid as of September 30, 2022, and is included in accounts payable and accrued expenses in the accompanying combined balance sheet.

Operation and Maintenance Agreement:

The Company has an Operation and Maintenance Agreement (the OMA) with an unrelated third party to provide to project companies basic and additional maintenance services for a period of 20 years, expiring May 2037. The annual fee for the basic services is $8,750 per year. For the nine months ended September 30, 2022, the Company incurred $6,563 of basic operation and maintenance fees.

Customer Service Agreements:

Pursuant to the Master Services Agreements for Community Solar Customer Servicing (Customer Service Agreements), Solomon Energy Inc. provides oversight of sales, marketing, communication, invoicing and other services to customers for specified Project Companies for an original term of two years, thereafter the Customer Service Agreements will automatically continue on an annual basis until terminated by either party. The Company’s annual basic fee for these services is $5/kW (AC). The Company is also required to reimburse Solomon for mailing and cost of collection expenses incurred. For the nine months ended September 30, 2022, the Company incurred and paid $274,462 of fees under the Customer Services Agreements. Future annual basic fees are expected to be approximately $365,950 until termination.

Pursuant to the Master Services Agreement for Customer Servicing (Customer Service Agreement), ProjectEconomics, Inc. provides oversight of sales, marketing, communication, invoicing and other services to customers for specified Project Companies for an original term of two years, thereafter the Customer Service Agreement will automatically continue on an annual basis until terminated by either party. The Company’s annual fee for these services is $0.01/W (AC). For the nine months ended September 30, 2022, the Company incurred and paid fees of $48,528 under the Customer Service Agreement.

SRECs:

The Company has SREC sales contracts with a third party, whereby the third party has agreed to purchase all SRECs generated by certain Solar Facilities (subject to specified maximums) over various contract terms, which expire at various dates through 2040. The contracts contain a fixed sales price expressed in cents per kilowatt hour and future sales will be based upon future generation; therefore, projected cash inflows under these contractual obligations cannot be estimated for periods subsequent to September 30, 2022. During the year ended December 31, 2021, the Company received $3,882,651 from one SREC customer, of which $3,596,557 was included in deferred revenue until the Company generates and transfers the underlying SRECs.

NOTE 10 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Reconciliation of cash and restricted cash:
Cash	$3,166,692
Restricted cash, current	2,080,229
Restricted cash, net	2,127,859
$7,374,780

NOTE 11 - RISKS AND UNCERTAINTIES

In early March 2020, there was a global outbreak of COVID-19 that resulted in an economic downturn, changes in global supply and demand, and the temporary closure of non-essential businesses in many states. In connection with the outbreak, the Company continues to monitor its potential impact, which may materially impact the Company’s finances and operations. Due to the uncertainties surrounding COVID-19, the full impact of the outbreak and the scope of any cumulative adverse impact on the Company’s finances and operations cannot be fully determined at this time and largely depends on the ongoing severity, duration and spread of COVID-19.

NOTE 12 - SUBSEQUENT EVENTS

On February 15, 2023, the Portfolio B Companies were sold to Altus Power, Inc. The sale had no impact on the individual portfolio companies or their operations.

Management has evaluated subsequent events through May 3, 2023, the date which the combined financial statements were available to be issued.